                                                                    EXHIBIT 23.2



              Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 1999, relating to the consolidated financial statements and schedules of Continental Mortgage and Equity Trust appearing in the Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP



Dallas, Texas
June 11, 1999